Establishing a path towards PREMIUM T h r o u g h S u s t a i n a b l e G r o w t h … THIRD QUARTER 2023 INVESTOR UPDATE October 26, 2023 Exhibit 99.3

Cautionary Statement and Other Disclaimers This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation and the oral statements made in connection herewith include statements about capital investments (including with respect to incremental capital opportunities, deployment of capital, renewables projects, and financing of such projects), the timing of and projections for upcoming rate cases for CenterPoint and its subsidiaries, the timing and extent of CenterPoint's recovery, including with regards to its generation transition plans and projects, mobile generation spend, projects included in CenterPoint's Natural Gas Innovation Plan, and projects included under its 10-year capital plan, the extent of anticipated benefits of new legislation, future earnings and guidance, including long-term growth rate, customer charges, operations and maintenance expense reductions, financing plans (including the timing of any future equity issuances, securitization, credit metrics and parent level debt), the timing and anticipated benefits of our generation transition plan, including our exit from coal and our 10-year capital plan, the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, tax planning opportunities, future financial performance and results of operations, including with respect to regulatory actions and recoverability of capital investments, customer rate affordability, value creation, opportunities and expectations, expected customer growth, and ESG strategy, including our net zero and carbon emissions reduction goals. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, but are not limited to, risks and uncertainties relating to: (1) CenterPoint Energy’s business strategies and strategic initiatives, restructurings, including the internal restructuring of certain subsidiaries, joint ventures and acquisitions or dispositions of assets or businesses, including the completed sales of our Natural Gas businesses in Arkansas and Oklahoma, and Energy Systems Group, and the exit from midstream, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand; (3) CenterPoint Energy’s ability to fund and invest planned capital, and the timely recovery of its investments; (4) financial market and general economic conditions, including access to debt and equity capital, inflation, interest rates and instability of banking institutions and their effect on sales, prices and costs; (5) continued disruptions to the global supply chain and increases in commodity prices; (6) actions by credit rating agencies, including any potential downgrades to credit ratings; (7) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to Houston Electric’s mobile generation and the February 2021 winter storm event; (8) legislative decisions, including tax and developments related to the environment such as global climate change, air emissions, carbon, waste water discharges and the handling of coal combustion residuals, among others, and CenterPoint Energy’s net zero and carbon emissions reduction goals; (9) the impact of pandemics, including the COVID-19 pandemic; (10) the recording of impairment charges; (11) weather variations and CenterPoint Energy’s ability to mitigate weather impacts, including approval and timing of securitization issuances; (12) changes in business plans; (13) CenterPoint Energy’s ability to execute on its initiatives, targets and goals, including its net zero and carbon emissions reduction goals and operations and maintenance goals; and (14) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and CenterPoint Energy’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such reports and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, the Company also provides guidance based on non-GAAP income and non-GAAP diluted earnings per share and also provides non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”). Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. Please refer to the Appendix for detailed discussion of the use of non-GAAP financial measures presented herein. 2

Premium Value Proposition: Tracking Delivery

CenterPoint Energy

CNP Value Proposition	10-Year Plan Deliverables	Progress
Sustainable Growth for Shareholders	**Delivered** non-GAAP EPS[1] of $0.40 in Q3 2023 despite higher interest rate environment and continued inflationary pressures	✓ **14** quarters of meeting/exceeding expectations
	Raising 2023 full-year guidance to **$1.49 - $1.51** non-GAAP EPS – 9% growth over 2022 at the midpoint; targeting 3rd consecutive year at 9%	✓ **On track**
	Initiating 2024 non-GAAP EPS guidance range of **$1.61 - $1.63** – 8% growth over 2023 midpoint and target mid-to-high end of 6% - 8% annually 2025 -2030[2]	✓ **On track**
	Increasing capital plan through 2030[3] by a total of **$500M** to **$43.9B;** ~$200M to be included in 2023 capital plan and ~$300M in 2024 - 2025	✓ **On track**
	Prior **$43.4B** capital plan **does not require external equity**; incremental capital to be efficiently funded; expect to introduce ~$250M ATM program in 2024	✓ **On track**
	Maintaining balance sheet health; long term **FFO/Debt**[4] target **of 14% - 15%** through 2030	✓ **On track**
Sustainable, Resilient, and Affordable Service for Customers	**Keeping rates affordable;** maintained O&M discipline[5], securitization rolling off or extending cost recovery[6], and customer growth[7]	✓ **On track**
Sustainable Positive Impact on Our Environment	**Retired** A.B. Brown coal facility; continue to target **full exit of operating coal generation by end of 2027**	✓ **On track**

Note: Refer to slide 2 for information on forward-looking statements and slide 22 for information on non-GAAP EPS assumptions and non-GAAP measures.

(1) Refer to slide 16 and slide 18 for reconciliation of non-GAAP measures to GAAP measures
(2) Refers to non-GAAP EPS annual growth rate for 2022A – 2030E
Target based on long-term plan assumptions
(3) Refers to 10-year capital plan from 2021A-2030E
(4) Based on Moody's methodology; FFO/Debt is a non-GAAP measure
(5) O&M includes Electric and Natural Gas business, based on goal of 1% - 2% annual average savings
(6) Securitization includes CEHE Transition Bond Company IV bonds ending by 2024 and SIGECO Securitization bonds
(7) Internal projection through 2030

3

Focused on Strong Balance Sheet and Efficient Funding Reduced floating rate debt to $1.8B, or ~10%, of total debt outstanding. Reported 14.3% FFO/debt as of TTM 3Q 2023(4); targeting 14% - 15%(4) through 2030, and expect to introduce modest ~$250M ATM in ‘24 to efficiently fund incremental capital Rate Cases Remain ‘On – Track’ Four upcoming rate cases tracking well; Texas Gas expected to be filed as a single combined rate case by November 1, Minnesota gas and Indiana electric are still on target for November and December; Houston Electric filing is now targeted for Q2 of 2024 Increased Capital Plan(3) Increased current plan through 2030 by $500 million; ~$200MM of which is expected to be deployed in 2023; ~$300 million expected to be deployed in 2024 and 2025; brings total capital plan through 2030 to $43.9B. Investments support growth, resiliency, safety, and reliability for the benefit of customers and are not reliant on ‘Big Bets’ Note: Refer to slide 2 for information on forward-looking statements and slide 22 for information on non-GAAP EPS assumptions and non-GAAP measures (1) Refer to slide 16, 18, and slide 20 for reconciliation of non-GAAP measures to GAAP measures (2) Meets prior growth target of 8% (3) Refers to 10-year capital plan from 2021A-2030E. Over 80% expected to be recovered through regulatory interim mechanisms (4) See slide 20 for additional information on FFO/Debt calculation (5) Securitization includes CEHE bonds ending by 2024 (6) Internal projection through 2030 (7) Subject to Public Utility Commission of Texas approval ….Extending track record of execution Continued Focus on Customer Affordability Next CEHE securitization charges coming off bill in ‘24 (~4% of 2023 average residential customer bill)(5) creates incremental bill headroom for our customers; 1% - 2% annual organic growth(6); target 1% - 2% annual average O&M savings Constructive Regulatory Outcomes Reached an all-party settlement in principle on emergency generation (Temporary Emergency Electric Energy Facilities or “TEEEF”) at Houston Electric(7); received reapproval for Posey Solar project at Indiana Electric Increased 2023 Guidance and Initiated 2024 Guidance Delivered non-GAAP EPS(1) of $0.40 for Q3; Raising full-year guidance range to $1.49 - $1.51 non-GAAP EPS; Initiating 2024 guidance of $1.61 - $1.63 non-GAAP EPS(2); Reiterate mid to high-end of 6% - 8% non-GAAP EPS annual growth for 2025 to 2030 Takeaways... 4

Regulatory Schedule Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec TX (E) IN (E) TX (G) MN (G) N. IN (G) OH (G) S. IN (G) LA (G) MS (G) EH No Rate Case Planned Until Mid-2024 No Rate Case Planned Until Post-2025 No Rate Case Planned Until Post-2025 Evidentiary Hearing FO Final Order CPCN (Posey) CPCN (Wind) ROE / Equity Ratio ’23 Rate Base(2) 9.40% / 42.5% $12.0B 10.40% / 43.5% $2.0B 9.64% / 55.5%(1) $2.0B 9.39% / 51.0% $2.0B 9.80% / 46.8% $2.0B N/A / 51.1% $1.0B 9.70% / 46.2% $0.6B 9.95% / 52.0% $0.4B 9.75% / 50.0% $0.3B Total = $22.3B Upcoming Rate Case Activity No Rate Case Planned Until Post-2025 No Rate Case Planned Until Post-2025 CPCN (Pike County) GRC GRC FO GRC EH EH FO FO 5 Note: Refer to slide 2 for information on forward-looking statements. TCOS – Transmission Cost of Service; DCRF – Distribution Cost Recovery Factor CPCN – Certificate of Public Convenience and Necessity (1) TX Gas regulatory metrics reflect jurisdictional average (2) Represents the latest available information, may differ slightly from regulatory filings 2nd TCOS Filing / 2nd DCRF Filing GRC General Rate Case

Interim Regulatory Mechanism Update (Cont’d)  DCRF (Houston Electric)  Filed ~$85MM revenue requirement increase (April)  Filed for black box settlement for a revenue requirement increase of ~$70MM net revenue increase  Recovery commenced September 1st Indiana IRP Update  Electric CPCNs(2):  Wind Project: Approved June 2023; expected to be placed in service by end of 2026  Posey Solar: Reapproved on September 6, 2023; expected to be placed in service in 2025  Pike County Solar: Expected to be refiled; expected to be placed in service by the end of 2026 Securitization and Other Updates  Indiana Coal Retirements  A.B. Brown facility retired on October 7, 2023  Minnesota Natural Gas Innovation Act  Filed for the recovery of ~$106MM over 5 years that will fund 25 projects to further Minnesota customer emission goals ….Constructive across our footprint Note: Refer to slide 2 for information on forward-looking statements. TCOS: Transmission Cost of Service; TEEEF – Temporary Emergency Electric Energy Facilities; DCRF – Distribution Cost Recovery Factor; CPCN – Certificate of Public Convenience and Necessity (1) See full regulatory schedule on slide 5 (2) See slide 15 for additional information regarding renewables timeline (3) Subject to Public Utility Commission of Texas approval Key Regulatory Updates…. 6 Rate Case Update(1)  Texas Gas  Expected to be filed by November 1st  Houston Electric  Now plan to file in Q2 2024  MN Gas and IN Electric still ‘on - track’  November and December, respectively Interim Regulatory Mechanism Update  TCOS (Houston Electric)  Filed in August 2023 with additional ~$44MM revenue requirement  Rates updated October 2023  TEEEF (Houston Electric)  Second filing made in April 2023 seeking recovery of costs representing ~$188MM revenue requirement, increase of $149MM over last year  Began recovery through interim rates on September 1st  Parties reached agreement in principle on all issues(3)

Q3 2023 v Q3 2022 Non-GAAP EPS[(1)]
Primary Drivers

CenterPoint Energy


Growth and Rate Recovery
Weather / Usage
Ongoing Cost Management & Interest Expense
Other
$0.32
$0.09
$0.05
$(0.08)
$0.40
Electric
▲$0.01 Growth
▲$0.07 Rate recovery
Gas
▲$0.01 Rate recovery
Electric
▲$0.04
Gas
▲$0.01
Interest Expense
▼$0.08
▼O&M
-
▲$0.02 Other (2)
Q3 2022 Non-GAAP EPS
Q3 2023 Non-GAAP EPS

Note: Refer to slide 22 for information on non-GAAP EPS assumptions and non-GAAP measures.
(1) Refer to slide 16 and slide 18 for reconciliation of non-GAAP measures to GAAP measures
(2) Primarily driven by favorable AFUDC

7

Capital Expenditures by Segment…. FY YTD FY FY 5-YR 10-YR 2022 2023 2023E(3) 2024E Plan Plan Electric(4) ~$3.1B ~$2.1B ~$2.5B ~$2.2B $13.7B $26.7B Natural Gas ~$1.7B ~$1.3B ~$1.7B ~$1.5B $7.4B $17B Corporate and Other ~$40MM ~$6MM ~$10MM ~$12MM $0.1B $0.2B Total Capital Expenditures(4) ~$4.8B ~$3.4B ~$4.2B (was $4.0B) ~$3.7B ~$21.2B (was ~$20.7B) ~$43.9B (was ~$43.4B+) Note: Refer to slide 2 for information on forward-looking statements. (1) Refers to capital plan from 2021A to 2025E (2) Refers to capital plan from 2021A to 2030E (3) Represents 2023 capital estimated as of 09/30/2023 (4) Includes incremental and accelerated investments in 2021 and 2022 related to capital leases for temporary emergency mobile generation units Current 5-Yr Plan(1) Continued Incremental Capital Opportunities • Increased & accelerated C&I electrification • Accelerated EV adoption • Additional grid modernization projects ….Continued execution of capital plan for the benefit of customers 8 10-Yr Plan(2) Through 2030

Continued Focus on Balance Sheet Strength $2.5B CNP $2B $2.4B $1.8B CNP $1.9B CERC $0.5B $0.1B SIGECO $0.1B $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 Q4 2022 Q1 2023 Q2 2023 Q3 2023 B a la n c e ( $ i n B ill io n s ) 9 ….and, mitigating exposure to floating interest rates $4.5B $2.6B 10% of total Floating Rate Exposure FFO / Debt - Moody’s methodology (1) Q4 2022 Q1 2023 Q2 2023 Q3 2023 15.4% 14.2% 13.9% 14.3% Note: Refer to slide 2 for information on forward-looking statements. (1) Based on Moody’s methodology with certain adjustments noted on slide 20; target based on plan assumptions; See slide 20 for reconciliation to nearest GAAP measures and slide 22 for information regarding non-GAAP EPS assumptions and non-GAAP measures Target 14% - 15% FFO/Debt Thru 2030… Reduced Floating Rate Exposure by ~60%... 2024 2025 2026 Floating Rate Sr. Notes @ 5.8% $700M $ - $ - Senior Notes @ 2.50% $500M $ - $ - Senior Notes @ 1.45%, 5.25% $ - $ - $900M Convertible Senior Notes @ 4.25% $ - $ - $1,000M General Mortgage Bonds @ 2.40% $ - $ - $300M Private Placement Notes @ 5.02% $ - $ - $60M IGC Senior Notes @ 6.53% $ - $10M $ - First Mortgage Bonds @ 3.5% $23M $ - $ - First Mortgage Bonds @ 3.45% $ - $41M $ - Total $1,223M $51M $2,260M SIGECO Upcoming Maturities CNP (Parent) CEHE CERC

Contacts Jackie Richert Vice President Corporate Planning, Investor Relations and Treasurer Tel. (713) 207 – 9380 jackie.richert@centerpointenergy.com Ben Vallejo Director Investor Relations and Corporate Planning Tel. (713) 207 – 5461 ben.vallejo@centerpointenergy.com General Contact Tel. (713) 207 – 6500 https://investors.centerpointenergy.com/contact-us 10

Appendix 11

Average Monthly CEHE Charges (per 1,000 kWh) Customer Affordability Houston Electric Rates (Based on new capital plan) Customer Growth Structural Headroom O&M Discipline Effective Rates Future Expected Bill Mitigants 1-2% annual customer growth CEHE’s Securitization bonds ending(2) ~4% reduction of vol. charge (2024) 1-2% O&M average reduction per year(3) ….Executing capital plan while working to keeping rates affordable Nearly flat charges on customer bills over the last 10 years at Houston Electric ~2.8% average annual inflation rate for that same period Note: Refer to slide 2 for information on forward-looking statements. (1) Full-year projection 2023 rate as of September 2023 (2) Refers to Houston Electric’s securitization bonds; One tranche of transition bonds remain, with a scheduled final payment date in 2024 (3) Projections based on internal forecast and are based on annual targets 12 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 ~$49 ~$49(1)

Capital Plan & Regulatory Mechanisms

CenterPoint Energy

Greater Than 80%

of 10-year Capital plan expected to be recoverable through interim mechanisms



Traditional rate case ~5%
Rate case with forward test year ~10%
Interim mechanisms with CPCN required (1) ~5%
Interim Mechanisms (2) ~80%

Regulatory Highlights	Stakeholder Benefits
Existing Mechanisms for timely recovery of major storm costs	Reasonable cost recovery *minimizes customer impact and earnings volatility*
Winter storm cost recovery underway in all impacted states	Reasonable cost recovery *minimizes customer impact and earnings volatility*
Generation transition proceedings in Indiana on plan	Cleaner energy transition *good for communities*

….No big bets with limited regulatory uncertainty

Note: Refer to slide 2 for information on forward-looking statements.
(1) Includes capital expenditures that is expected to be recovered through interim mechanisms but requires approval of Certificate of Public Convenience and Necessity.
(2) Includes capital expenditures that is expected to be recovered through interim mechanisms and riders. Excludes capital expenditures that require approvals for Certificate of Public Convenience and Necessity.

13

Weather and Throughput Data Note: Data as of 09/30/2023. (1) End of period number of metered customers (2) As compared normal weather for service area; Normal weather is based on past 10-year weather in service area (3) Only pertains to HDD Electric Natural Gas 3Q 2023 3Q 2022 2023 vs 2022 Th ro ug hp ut (in G W h) Residential 13,851 11,970 16% Total 35,029 30,330 15% M et er ed C us to m er s (1) Residential 2,578,969 2,527,383 2% Total 2,906,307 2,850,910 2% W ea th er v s N or m al (2) Cooling Degree Days 389 92 298 Heating Degree Days (1) 1 (2) Houston Cooling Degree Days 410 95 315 Houston Heating Degree Days 0 0 0 3Q 2023 3Q 2022 2023 vs 2022 Th ro ug hp ut (in B cf ) Residential 14 15 (7)% Commercial and Industrial 84 81 4% Total 98 96 2% M et er ed C us to m er s (1) Residential 3,967,080 3,920,848 1% Commercial and Industrial 299,915 296,144 1% Total 4,266,995 4,216,992 1% W ea th er v s N or m al (2) Heating Degree Days (28) (4) (24) Texas Heating Degree Days 0 0 0 14 Margin Sensitivities CEHE IE TX Gas(3) Per HDD / CDD $50k - $70k $20k - $30k $30k - $40k

Generation Project Timeline 15 Note: Refer to slide 2 for information on forward-looking statements. The above highlighted projects are now expected to be placed in service in 2026 which we previously anticipated to go into service in 2025.

Reconciliation of Consolidated income available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share Quarter Ended September 30, 2023 Dollars in millions Diluted EPS (1) Consolidated income available to common shareholders and diluted EPS $ 256 $ 0.40 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $10) (2)(3) (39) (0.06) Indexed debt securities (net of taxes of $10) (2) 37 0.06 Impacts associated with mergers and divestitures (net of taxes of $0) (2) 2 - Consolidated on a non-GAAP basis $ 256 $ 0.40 16 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group in the second quarter of 2023, are excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc.

Reconciliation of Consolidated income available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share Year-to-Date Ended September 30, 2023 Dollars in millions Diluted EPS (1) Consolidated income available to common shareholders and diluted EPS $ 675 $ 1.07 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $12) (2)(3) (45) (0.07) Indexed debt securities (net of taxes of $11) (2) 31 0.06 Impacts associated with mergers and divestitures (net of taxes of $55) (2)(4) 77 0.12 Consolidated on a non-GAAP basis $ 748 $ 1.18 17 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group in the second quarter of 2023, are excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes $4.4 million of pre-tax operating loss for the six months ended June 30, 2023, related to Energy Systems Group, a divested non-regulated business, as well as the $12.4 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture in the second quarter of 2023

Reconciliation of Consolidated income available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share Quarter Ended September 30, 2022 Dollars in millions Diluted EPS (1) Consolidated income available to common shareholders and diluted EPS $ 189 $ 0.30 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $43) (2)(3) 163 0.25 Indexed debt securities (net of taxes of $44) (2) (166) (0.26) Midstream-related earnings (net of taxes of $1) (2)(4) (1) - Impacts associated with mergers and divestitures (net of taxes of $20) (2) 21 0.03 Consolidated on a non-GAAP basis $ 206 $ 0.32 18 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes earnings and expenses related to ownership and disposal of Energy Transfer units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead

Reconciliation of Consolidated income available to common shareholders and diluted earnings per share (GAAP) to non-GAAP income and non-GAAP diluted earnings per share Year-to-Date Ended September 30, 2022 Dollars in millions Diluted EPS (1) Consolidated income available to common shareholders and diluted EPS $ 886 $ 1.40 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $78) (2)(3) 293 0.46 Indexed debt securities (net of taxes of $80) (2) (301) (0.47) Midstream-related earnings (net of taxes of $9) (2)(4) (34) (0.05) Impacts associated with mergers and divestitures (net of taxes of $148) (2) (149) (0.24) Consolidated on a non-GAAP basis $ 695 $ 1.10 19 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes earnings and expenses related to ownership and disposal of Energy Transfer units, a corresponding amount of debt related to the units and an allocation of associated corporate overhead. Includes costs associated with early extinguishment of $600 million debt at CenterPoint Energy, Inc. of approximately $35 million, net of taxes

Reconciliation: Net Cash Provided by Operating Activities and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Rating Agency Adjusted Debt

CenterPoint Energy

Twelve month to date ended and as of period ended, respectively ($ in millions)	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Net cash provided by operating activities	**$1,810**	**$2,943**	**$3,314**	**$3,542**
Add back:				
Accounts receivable and unbilled revenues, net	461	(91)	(122)	28
Inventory	259	296	132	(28)
Taxes receivable	19	7	15	67
Accounts payable	(203)	35	68	121
Other current assets and liabilities	5	173	(39)	(141)
Adjusted cash from operations	2,351	3,363	3,368	3,589
Plus: Rating agency adjustments(1)	146	(947)	(946)	(951)
Non-GAAP funds from operations (FFO)	**$2,497**	**$2,416**	**$2,422**	**$2,649**
Total Debt, Net				
Short-term Debt:				
Short-term borrowings	511	500	2	4
Current portion of VIE Securitization Bonds long-term debt	156	156	170	170
Indexed debt, net	7	6	6	5
Current portion of other long-term debt	1,346	57	756	1,255
Long-term Debt:				
VIE Securitization bonds, net	161	161	408	408
Other long-term debt, net	14,675	15,622	15,624	16,430
Total Debt, net	16,856	16,502	16,966	18,272
Plus: Rating agency adjustments(2)	(622)	491	508	123
Non-GAAP rating agency adjusted debt	**$16,234**	**$16,993**	**$17,474**	**$18,395**
Net cash provided by operating activities / total debt, net	**10.7%**	**17.8%**	**19.5%**	**19.4%**
Non-GAAP FFO / Non-GAAP rating agency adjusted debt ("FFO/Debt")	**15.4%**	**14.2%**	**13.9%**	**14.3%**

(1) Based on Moody's methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, non-recurring items and defined benefit plan. CNP further reduces FFO for non-recurring Winter Storm Uri related securitization proceeds.
(2) Based on Moody's methodology, including adjustments related to Series A preferred stock, pension benefit obligations, and operating lease liabilities. CNP also adjusts for non-recurring Winter Storm Uri debt

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Regulatory Information Information Location Electric  Estimated 2022 year-end rate base by jurisdiction  Authorized ROE and capital structure by jurisdiction  Definition of regulatory mechanisms  Projected regulatory filing schedule Regulatory Information – Electric Natural Gas  Estimated 2022 year-end rate base by jurisdiction  Authorized ROE and capital structure by jurisdiction  Definition of regulatory mechanisms  Projected regulatory filing schedule Regulatory Information – Gas Estimated amortization for pre-tax equity earnings related to Houston Electric’s securitization bonds Regulatory Information – Electric (Pg. 5) Rate changes and Interim mechanisms filed Form 10-Q – Rate Change Applications section 21

Additional Information Use of Non-GAAP Financial Measures In this presentation and the oral statements made in connection herewith, CenterPoint Energy presents, based on diluted earnings per share, non-GAAP income, non-GAAP earnings per share (“non-GAAP EPS”), as well as non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”) which are not generally accepted accounting principles (“GAAP”) financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. 2022 and 2023 non-GAAP EPS excluded and 2023 and 2024 non-GAAP EPS guidance excludes: (a) Earnings or losses from the change in value of ZENS and related securities, (b) (for 2022) Gain and impact, including related expenses, associated with Arkansas and Oklahoma gas LDC sales, (c) (for 2022) Income and expense related to ownership and disposal of Energy Transfer common and Series G preferred units, and a corresponding amount of debt related to the units and (d) (for 2023 and 2024) Impact, including related expenses, associated with mergers and divestitures such as the divestiture of Energy Systems Group. In providing this guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2023 and 2024 non-GAAP EPS guidance ranges also considers assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the 2023 and 2024 non-GAAP EPS guidance ranges may not be met or the projected annual non-GAAP EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control. Funds from operations excludes from net cash provided by operating activities accounts receivable and unbilled revenues, net, inventory, taxes receivable, accounts payable, and other current assets and liabilities, and includes certain adjustments consistent with Moody’s methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, non-recurring items and defined benefit plan, as well as non-recurring Winter Strom Uri related securitization proceeds. Non-GAAP rating agency adjusted debt adds to Total Debt, net certain adjustments consistent with Moody’s methodology, including adjustments related to Series A preferred stock, pension benefit obligations, and operating lease liabilities, as well as non-recurring Winter Storm Uri debt. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking FFO/Debt because certain adjustments and other unusual items are not estimable and are difficult to predict due to various factors outside of management's control. The appendix to this presentation contains a reconciliation of income (loss) available to common shareholders and diluted earnings (loss) per share to the basis used in providing guidance, as well as a reconciliation of net cash provided by operating activities / total debt, net to FFO/Debt. Management evaluates the Company’s financial performance in part based on non-GAAP income, non-GAAP EPS and long-term FFO/Debt. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables, where applicable. CenterPoint Energy’s non-GAAP income, non-GAAP EPS and non-GAAP FFO/Debt financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders, diluted earnings per share (in the case of non-GAAP EPS) and net cash provided by operating activities to total debt, net which, respectively, are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Net Zero Disclaimer Our Scope 1 emissions estimates are calculated from emissions that directly come from our operations. Our Scope 2 emissions estimates are calculated from emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude emissions related to purchased power between 2024E-2026E. Our Scope 3 emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the emissions of transport customers and emissions related to upstream extraction. While we believe that we have a clear path towards achieving our net zero emissions (Scope 1 and Scope 2) by 2035 goals, our analysis and path forward required us to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees. Should one or more of our underlying assumptions prove incorrect, our actual results and ability to achieve net zero emissions by 2035 could differ materially from our expectations. Certain of the assumptions that could impact our ability to meet our net zero emissions goals include, but are not limited to: emission levels, service territory size and capacity needs remaining in line with Company expectations (inclusive of changes related to the sale of our Natural Gas businesses in Arkansas and Oklahoma); regulatory approval of Indiana Electric's generation transition plan; impacts of future environmental regulations or legislation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost of energy generation technologies, such as wind and solar, natural gas and storage solutions; adoption of alternative energy by the public, including adoption of electric vehicles; rate of technology innovation with regards to alternative energy resources; our ability to implement our modernization plans for our pipelines and facilities; the ability to complete and implement generation alternatives to Indiana Electric's coal generation and retirement dates of Indiana Electric's coal facilities by 2035; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, the lack of any project cancellations, construction delays or overruns and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards or methodologies; and enhancement of energy efficiencies. 22